Exhibit (10)(ii)

FORM OF ADVISORY DIRECTOR

CASH-SETTLED STOCK UNIT AGREEMENT

This Agreement is entered into as of the      day of             , 20    , between Northern Trust Corporation (“Northern”) and                             .

The Board of Directors (“Board”) of Northern has appointed                              to the position of advisory director (and he is referred to herein as the “Advisory Director.”) The Board has determined that the Advisory Director should receive a grant of cash compensation in the form of stock units (the “Stock Units”), described below, which Stock Units shall be settled exclusively in cash, and shall be subject to all of the terms and conditions outlined below. Accordingly, Northern and the Advisory Director hereby agree as follows:

1.	Grant. Northern hereby grants to the Advisory Director an award of Stock Units equal in value to [$90,000], subject to the terms and conditions of this Agreement. The number of Stock Units shall be determined by dividing [$90,000] by the closing sale price of Northern’s Common Stock (as defined below) on the date of the 20__ Annual Meeting of Stockholders. A Stock Unit is the right, subject to the terms and conditions of this Agreement, to receive cash in an amount equal to the fair market value of a share of common stock of Northern (“Common Stock”) on the date of distribution, pursuant to Paragraph 6 of this Agreement.

2.	Stock Unit Account. Northern shall maintain an account (“Stock Unit Account”) on its books in the name of the Advisory Director which shall reflect the number of Stock Units awarded to the Advisory Director that the Advisory Director is eligible to receive in distribution pursuant to Paragraph 6 of this Agreement.

3.	Dividend Equivalents. Except as provided below in Paragraph 7 of this Agreement, upon the payment of any dividend on Common Stock occurring during the period preceding the distribution of the Advisory Director’s Stock Unit award pursuant to Paragraph 6 of this Agreement, Northern shall credit to a cash account maintained by Northern on its books in the name of the Advisory Director with respect to the Stock Units (“Dividend Equivalent Account”) an amount equal in value to the dividends that the Advisory Director would have received had the Advisory Director been the actual owner on the record date of the number of shares of Common Stock represented by the Stock Units in the Advisory Director’s Stock Unit Account on that date (“Dividend Equivalents”). No interest or earnings shall be credited to the Dividend Equivalent Account. Such Dividend Equivalents shall be subject to the same forfeiture, vesting, and distribution provisions of this Agreement applicable to the Stock Units to which such Dividend Equivalents relate.

4.	Forfeiture. If the Advisory Director incurs a Separation from Service, as defined in Paragraph 7(c) below prior to the vesting date set forth in Paragraph 5 of this Agreement, the Advisory Director’s Stock Units shall be forfeited and revert to Northern, and Northern shall have no obligation after such date to pay Dividend Equivalents pursuant to Paragraph 3 of this Agreement. Northern shall have no further obligation to the Advisory Director under this Agreement with respect to such Stock Units.

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5.	Vesting. The Advisory Director shall become 100% vested in his Stock Units upon the date (the “vesting date”) that is the earliest to occur of (a) the date of the Corporation’s 20 Annual Meeting of Stockholders (the “regular vesting date”), (b) the date of the Advisory Director’s death, or (c) the date of a Change in Control, provided that the Advisory Director has not incurred a Separation from Service prior to the earliest of the foregoing three events.

6.	Distribution. Except as provided below in Paragraph 7 of this Agreement,

(a)	Subject to Paragraph 6(b), if the Advisory Director has become 100% vested in his Stock Units upon the regular vesting date, the Stock Units shall be distributed upon such regular vesting date. Each Stock Unit shall be distributed exclusively in cash so that, pursuant to Paragraph 1 of this Agreement and this Paragraph 6, the Advisory Director shall be entitled to receive cash with respect to such Stock Unit in an amount equal to the fair market value of a share of Common Stock on the distribution date described in this Paragraph 6(a).

For purposes of this Agreement, the fair market value of a share of Common Stock on a date shall mean the fair market value of the Common Stock as determined by the Committee, provided that, at any time that the Common Stock is listed on a national securities exchange or quoted on NASDAQ, the fair market value of a share of Common Stock on such date shall be the average of the highest and lowest reported sales prices of a share of Common Stock on the principal exchange or market on which the Common Stock is listed, or admitted to trading, on the first day, on which such sales of Common Stock are reported, immediately preceding the applicable date.

(b)	If the Advisory Director’s service as an advisory director to the Board shall terminate by reason of death prior to the regular vesting date, all cash then distributable hereunder with respect to the Advisory Director shall be distributed to such individual, trustee, trust or other entity (“Beneficiary”) as the Advisory Director shall have designated by an instrument in writing last filed with Northern prior to death, or in the absence of a designation, to the following persons in the order indicated below:

•	The Advisory Director’s spouse; if none, then,

•	The Advisory Director’s children (in equal amounts); if none, then,

•	The Advisory Director’s parents (in equal amounts); if none, then,

•	The Advisory Director’s brothers and sisters (in equal amounts); if none, then,

•	The Advisory Director’s estate.

Such distribution shall be made on the date of death in cash with respect to each Stock Unit in an amount equal to the fair market value of a share of Common Stock on the date of death.

(c)	If the Advisory Director dies on or after the regular vesting date, but prior to the distribution of all amounts to which the Advisory Director is entitled hereunder, all cash then distributable hereunder with respect to the Advisory Director, as determined under Paragraph 6(a), shall be distributed to the Beneficiary designated by the Advisory Director, or, if none, to the persons identified in Paragraph 6(b), on the distribution date described in Paragraph 6(a).

(d)	In the case of Stock Units that become vested as a result of a Change in Control, the Advisory Director shall not be entitled to a distribution of such Stock Units upon such Change in Control. Instead, any Stock Units that become vested as a result of a Change in Control shall be distributed only upon the date, or the occurrence of the event upon which, distribution would have been made in the absence of such Change in Control, in cash, in an amount determined under Paragraph 6(a), 6(b), 6(c) or 7, as applicable. For purposes of this Paragraph 6(d) the Annual Meeting in 20__ shall be deemed to occur upon the third Tuesday in April in that year.

7.	Voluntary Deferral.

(a)	Subject to applicable law, receipt of the payment of all or any portion of the Stock Units shall be deferred until the date on which the Advisory Director incurs a Separation from Service, as defined in Paragraph 7(c) below, if the Advisory Director has filed a deferral election, subject to and in accordance with the provisions of Paragraph 7(b), no later than the deadline described in Paragraph 7(b). Any such election shall likewise apply to the Dividend Equivalents payable with respect to such deferred Stock Units. Deferred Dividend Equivalents shall be credited to a cash account with respect to the Stock Units (“Deferred Dividend Equivalent Account”) maintained by Northern on its books in the name of the Advisory Director. Until the entire balance of a Deferred Dividend Equivalent Account has been paid to the Advisory Director or to the Advisory Director’s Beneficiaries (as defined in Paragraph 6), such balance shall be adjusted on the last day of each calendar quarter to reflect accrued interest on such balance based on the rate of interest determined from time to time by the Compensation and Benefits Committee of the Board or such other committee of the Board as may be designated by the Board from time to time (“Committee”).

(b)

An Advisory Director’s election to defer receipt of the payment of all or any portion of the Stock Units granted hereunder and related Dividend Equivalents to the date of his or her Separation from Service, as defined in Paragraph 7(c) below shall be effective, if it was made on a deferral election form provided by the Committee and completed and delivered to the Committee no later than the last day of the calendar year preceding the calendar year in which the grant hereunder is made. Such election, if made, became irrevocable upon December 31 of the calendar year completed and delivered to the Committee. Such election shall remain in effect for grants of Stock Units in subsequent calendar years and becomes irrevocable as of each December 31 with respect to Stock Units granted for services performed in the immediately following calendar year, until modified or revoked by the Advisory Director by the completion and delivery to the Committee of a form provided by the Committee for such purpose, setting out such modification or revocation; any such modification or revocation shall be effective only for Stock Units granted to the Advisory Director for services performed in calendar years beginning after the calendar year in which such modification or revocation is completed and delivered to the Committee and shall have no effect on the Stock Units granted hereunder.

(c)

The entire balance of deferred Stock Units in the Stock Unit Account and deferred Dividend Equivalents in the Deferred Dividend Equivalent Account shall be paid to the Advisory Director or to the Beneficiaries of the Advisory Director (i) in a single lump sum in cash on the 10th business day following the date the Advisory Director incurs a Separation from Service, as defined below, or (ii) in up to 10 annual installments in cash beginning on the 10th business day following the date the Advisory Director incurs a Separation from Service, as defined below, as irrevocably designated by the Advisory Director in the applicable form described in clause (b) above. In the absence of a designation, the entire balance of deferred Stock Units in the Stock Unit Account and deferred Dividend Equivalents in the Deferred Dividend Equivalent Account shall be paid in a single lump sum in cash on the 10th business day following the date the Advisory Director incurs a Separation from Service, as defined below. For purposes of this Agreement, the term “Separation from Service” shall mean the date on which the Advisory Director dies or otherwise terminates his position with the Board, and meets all other requirements of the definition of a Separation from Service under Treasury Regulation Section 1.409A-1(h).

(d)	In the event of a single lump sum distribution, the entire balance of the Advisory Director’s Deferred Dividend Equivalent Account and Stock Unit Account shall be distributed to the Advisory Director or the Beneficiaries of the Advisory Director in cash on the distribution date described in Paragraph 7(c)(i) above, in an amount equal to the fair market value of a share of Common Stock on the distribution date described in Paragraph 7(c)(i) above multiplied by the number of Stock Units in the Advisory Director’s Stock Unit Account.

In the event of a distribution in up to 10 annual installments:

(i) the balance of the Deferred Dividend Equivalent Account shall continue to accrue interest and shall be distributed to the Advisory Director or the Beneficiaries of the Advisory Director on the distribution date described in Paragraph 7(c)(ii) above in each year of the installment period in an amount equal to the then current balance in the Deferred Dividend Equivalent Account multiplied by a fraction, the numerator of which shall be one, and the denominator of which shall be the number of years remaining in the installment period; and

(ii) the portion of the Stock Unit Account distributed on each date in the installment period described in Paragraph 7(c)(ii)) shall equal the product of (A) and (B) where, (A) equals the fair market value of a share of Common Stock on the date of distribution described in Paragraph 7(c)(ii) of the installment payment; and (B) equals the number of Stock Units in the Advisory Director’s Stock Unit Account (determined on the date immediately prior to the date the installment payments commence) divided by the number of annual installments, provided that the number of shares in each of the installments shall be rounded to the nearest whole number of shares.

(e)	For purposes of Paragraph 6 and this Paragraph 7, a distribution shall be treated as made on a distribution date described in Paragraph 6(a), 6(b), 6(c) or 7(c) if made within the period described in Treasury Regulation Section 1.409A-3(d), including without limitation the requirement that the Advisory Director shall in no event have the right directly or indirectly to designate the taxable year of payment.

8.	Adjustment. In the event of any reorganization, recapitalization, stock split, stock distribution, merger, consolidation, split-up, spin-off, combination, subdivision, consolidation or exchange of shares, any change in the capital structure of Northern or any similar corporate transaction, the Committee shall make such adjustments as are necessary and appropriate to preserve the benefits or intended benefits of the award granted under this Agreement.

9.	No Obligation to Reappoint. Nothing in this Agreement shall be deemed to create an obligation on the part of the Board to reappoint the Advisory Director, or to nominate the Advisory Director for election by Northern’s stockholders or to fill any vacancy upon action of the Board.

10.	Nontransferability. No interest hereunder of the Advisory Director or any Beneficiary shall be assignable or transferable by voluntary or involuntary act or by operation of law other than by testamentary bequest or devise or the laws of descent or distribution, all rights hereunder shall be wholly unalienable and beyond the power of any person to anticipate or in any way create a lien or encumbrance thereon; and distribution shall be made only to (i) the Advisory Director, (ii) the Advisory Director’s personal representative in the event of the Advisory Director’s adjudicated disability, or (iii) the Advisory Director’s Beneficiaries in the event of the Advisory Director’s death, upon his, her or their own personal receipts or endorsements. Any effort to exercise the powers herein denied shall be wholly ineffective and shall be grounds for termination by the Committee of all rights hereunder.

11.	Withholding. In the event that U.S. federal, state or local taxes must be withheld from any distribution hereunder, the Corporation shall deduct from any such distribution in cash the amount of such required withholding.

12.	Administration. This Agreement is administered by the Committee. The rights of the Advisory Director hereunder are expressly subject to such guidelines as have been or may be adopted from time to time by the Committee.

13.	No Rights as Shareholder. Except as provided herein, the Advisory Director will have no rights as a shareholder with respect to the Stock Units.

14.	Interpretation. Any interpretation by the Committee of the terms and conditions of this Agreement or any guidelines shall be final. This Agreement shall be construed under the laws of the State of Illinois without regard to the conflict of law provisions of any state.

15.	Sole Agreement. This Agreement is the entire Agreement between the parties hereto, all prior oral and written representations being merged herein. No amendment or modification of the terms of this Agreement shall be binding on either party unless reduced to writing and signed by the party to be bound. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by the parties hereto and their respective successors.

IN WITNESS WHEREOF, the Advisory Director and Northern Trust Corporation by its duly authorized officer have signed this Agreement the day and year first written above.

Northern Trust Corporation

By:
Its Chairman

[Advisory Director’s Name]